EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-63024 of Dean Witter, Discover & Co. ("DWDC") on Form S-8 (relating to the DWDC Omnibus Equity Incentive Plan, DWDC Employees Replacement Stock Plan and DWDC 1993 Stock Plan for Non-Employee Directors) of our reports dated February 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of DWDC for the year ended December 31, 1995.




New York, New York
February 18, 1997